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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No.-65382) pertaining to the Retirement Savings Plan of Health Management Associates, Inc. Of our report dated May 24, 1996, with respect to the financial statements and supplemental schedules of the Health Management Associates, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.


                                      ERNST & YOUNG LLP


Atlanta, Georgia
June 11, 1996